UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – May 15, 2014
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
On May 15, 2014, Questar Corporation (“Questar”) transmitted a notice (the “Notice”) to its directors and executive officers informing them of blackout trading restrictions in Questar’s common stock due to the transition of recordkeeping services for the Questar Corporation 401(k) Retirement Income Plan. As a result of the transition, activity in the Questar Stock Fund under the plan may be closed for participant transactions (i.e. investment election changes, loans, distributions and withdrawals). The blackout period will begin on June 23, 2014 and could last until July 11, 2014. The blackout is necessary to ensure all information and assets are accurately transitioned and reconciled to the new service provider.

The Notice, which was provided in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, advises Questar’s directors and executive officers that they will be unable to trade in Questar common stock (or related securities) during the blackout period. A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting Questar Corporation, Attention: Julie Wray; P.O. Box 45433, Salt Lake City, UT 84145-0433; telephone: 801-324-2736.

Item 9.01 Financial Statements and Exhibits.
(c)Exhibits.

Exhibit No.	Exhibit
99.1	Questar Corporation Notice to Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

May 15, 2014	/s/Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
99.1	Questar Corporation Notice to Directors and Executive Officers

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